Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Derycz Scientific, Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statement of Derycz Scientific, Inc. on Form S-8 (SEC File Number 333-169823) which was filed with the Commission on October 8, 2010, of our report, dated June 20, 2011, on the financial statements of Techniques Appliquées aux Arts Graphiques, S.p.a. as of December 31, 2010 and 2009 and for the years then ended appearing in this Current Report on Form 8-K/A (Amendment No. 1).

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Los Angeles, California
June 20, 2011